UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 30, 2008

3PAR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33823	77-0510671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4209 Technology Drive

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 413-5999

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On May 30, 2008, 3PAR Inc. (“3PAR”) entered into an Amended and Restated Loan and Security Agreement with Silicon Valley Bank (the “Agreement”), which superseded the Loan and Security Agreement dated as of June 30, 2005 between the parties. The Agreement provides for a revolving line of credit, under which the aggregate amount available for borrowing is $15.0 million. The borrowings are secured by all of 3PAR’s assets with the exception of intellectual property. The Agreement terminates on May 29, 2009, and contains a financial covenant that requires 3PAR to maintain a minimum tangible net worth of $70.0 million, which is increased by 50% of any new net equity proceeds and/or 50% of quarterly profits. There have been no borrowings under the new revolving line of credit.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to 3PAR’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2008

3PAR INC.

By:	/s/ Adriel G. Lares
Adriel G. Lares
Vice President of Finance and Chief Financial Officer